Exhibit 23.1

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030

March 3, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  NP Capital Corp – Form S-1/A

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in Amendment No. 2 to this Registration Statement on Form S-1 of our report dated October 31, 2007 (except for Note 10 as to which date is January 31, 2008), relating to the financial statements of NP Capital Corp. We also consent to the reference to our firm under the heading " Experts " in such registration statement.

Sincerely,

/s/L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC